Exhibit 3.2
Companies Acts 1963 to 2006

A SOCIETAS EUROPAEA

MEMORANDUM and ARTICLES OF ASSOCIATION
of
JAMES HARDIE INDUSTRIES SE

Registered as an Irish SE on ● day of ● 2009

Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin 2

Cert. No. ●
Companies Acts 1963 to 2006

A SOCIETAS EUROPAEA

MEMORANDUM OF ASSOCIATION
-of-
JAMES HARDIE INDUSTRIES SE
(As adopted upon its registration in Ireland following the transfer of its registered office from The Netherlands to Ireland under Article 8 of Council Regulation (EC) No
2157/2001 of 8 October 2001)
1.	The name of the Societas Europaea is James Hardie Industries SE.

2.	The SE is to be a Societas Europaea (“SE”) within the meaning of EU Council Regulation (EC) No 2157/2001 of October 2001.

3.	The objects for which the SE is established are:

(i)	(a)	to carry on the businesses of manufacturer, distributor, wholesaler, retailer, service provider, investor, designer, trader and any other business (except the issuing of policies of insurance) which may seem to the SE’s board of directors capable of being conveniently carried on in connection with these objects or calculated directly or indirectly to enhance the value of or render more profitable any of the SE’s property;

	(b)	to carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the SE’s board of directors and to exercise its powers as a shareholder of other companies;

	(c)	to borrow or raise or secure the payment of money (including money in a currency other than the currency of the State) in such manner as the SE shall think fit and in particular by the issue of shares, debentures, debenture stock, perpetual or otherwise, charged upon all or any of the SE’s property, both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities;

(d)	to guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the SE’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the SE’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any body corporate which is the SE’s subsidiary as defined in section 155 of the Companies Act 1963 and in any statutory modification or re-enactment thereof, or any other body corporate howsoever associated with the SE, in each case notwithstanding the fact that the SE may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.
(ii)	To purchase, acquire, develop, re-claim, improve, cultivate and work lands and hereditaments of any estate or interest whatsoever, and any rights, privileges or easements over or in respect thereof and erect and build thereon factories, houses, offices and other buildings and to hold, occupy, lease, mortgage, sell or otherwise deal with the same.

(iii)	To lay out land for building purposes, and to build on, improve, let on building leases, advance money to persons building on and otherwise develop the same.

(iv)	To acquire, improve, manage, work, develop, exercise all rights in respect of, lease, mortgage, sell, dispose of, turn to account and otherwise deal with property of all kinds, and in particular lands, buildings, concessions and patents.

(v)	To purchase, take on lease, or otherwise acquire, any mines, mining rights, and metalliferous land in Ireland or elsewhere, and any interest therein and to explore, work, exercise, develop and turn to account the same.

(vi)	To carry on the businesses of a holding, investment, estate and trust company and to raise money on such terms and conditions as may be thought desirable, and invest the amount thereof in or upon or otherwise acquire and hold shares, stocks, debentures, debenture stocks, bonds mortgages, obligations and securities of any kind issued or guaranteed by any public or private company, corporation or undertaking of whatever nature wherever situated or carrying on business, and shares, stocks, debentures, debenture stocks, bonds, obligations and other securities of Ireland or any other government or authority supreme, municipal, local or otherwise in any part of the world.

(vii)	To perform any duty or duties imposed on the SE by or under any enactment and, to exercise any power conferred on the SE by or under any enactment.

(viii)	To carry on all or any of the businesses aforesaid either as a separate business or as the principal business of the SE, and to carry on any other business (whether manufacturing or otherwise) which may seem to the SE capable of being conveniently carried on in connection with the above objects or calculated directly or indirectly to enhance the value of or render more profitable any of the company’s property.

(ix)	To incorporate or cause to be incorporated any one or more subsidiaries of the SE (within the meaning of section 155 of the Companies Act, 1963) for the purpose of carrying on any business.

(x)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the SE is authorised to carry on.

(xi)	To apply for, purchase or otherwise acquire any patents, trade marks, brevets d’invention, licences, concessions and the like conferring any rights of any sort to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the SE or the acquisition of which may seem calculated directly or indirectly to benefit the SE, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

(xii)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the SE is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit the SE.

(xiii)	To purchase or otherwise acquire shares and securities of the SE or any company and to sell, hold, re-issue or otherwise deal with the same.

(xiv)	To enter into any arrangements with any Governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the SE’s objects or any of them and to obtain from any such Government or authority any rights, privileges and concessions which the SE may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(xv)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors and ex-directors, employees or ex-employees of the SE or the dependents or connections of such persons and (without prejudice to the generality of the foregoing) to grant gratuities, pensions or allowances on retirement or death to or in respect of any such persons and including the establishment of director and employee equity schemes and share option schemes, enabling directors and employees of the SE or other persons aforesaid to become shareholders in the SE, or otherwise to participate in the profits of the SE upon such terms and in such manner as the SE thinks fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the SE may think advisable.

(xvi)	To establish and contribute to any scheme for the acquisition of shares in the SE for the benefit of the SE’s employees and to lend or otherwise provide money for such schemes or the SE’s employees or the employees of any of its subsidiary or associated bodies corporate to enable them to purchase shares or interests in shares of the SE.

(xvii)	To establish any scheme or otherwise to provide for the purchase by or on behalf of customers of the SE of shares in the SE.

(xviii)	To promote any company or companies for the purpose of acquiring all or any of the assets and liabilities of the SE or for any other purpose which may seem directly or indirectly calculated to benefit the SE.

(xix)	Generally to purchase, take on lease or in exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the SE may think necessary or convenient for the purposes of its business.

(xx)	To develop and turn to account any land acquired by the SE or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, letting on building leases or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(xxi)	To construct, maintain and alter any building or works necessary or convenient for any of the purposes of the SE.

(xxii)	To invest and deal with the monies of the SE not immediately required in such manner as may from time to time be determined.

(xxiii)	To lend and advance money or give credit to such persons or companies whether with or without security and on such terms as may seem expedient, and in particular to customers and others having dealings with the SE; and to give guarantees or become security for any liabilities or obligations (present or future) of any persons or companies and generally to give any guarantees, indemnities and security on such terms and conditions as the SE may think fit.

(xxiv)	To engage in currency exchange, interest rate and/or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the SE or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars, commodity or index linked swaps and any other foreign exchange, interest rate or commodity or index linked arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions.

(xxv)	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the SE’s capital or any debentures, debenture stock or other securities of the SE or in or about the formation or promotion of the SE or the conduct of its business.

(xxvi)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(xxvii)	To undertake and execute any trusts of all and every nature (and without prejudice to the generality of the foregoing, whether commercial, charitable, political or social) the undertaking whereof may seem desirable and either gratuitously or otherwise.

(xxviii)	To sell or dispose of the undertaking of the SE or any part thereof for such consideration as the SE may think fit, and including for shares, debentures or securities of any other company having objects altogether or in part similar to those of the SE.

(xxix)	To adopt such means of making known the products and services of the SE as may seem expedient.

(xxx)	To obtain any enactment for enabling the SE to carry any of its objects into effect or for effecting any modification of the SE’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the SE’s interests.

(xxxi)	To procure the SE to be listed, registered or recognised in any country or place.

(xxxii)	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any of the property and rights of the SE.

(xxxiii)	To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the SE’s or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation, which may be thought detrimental to the interests of the SE or its employees and to subscribe to any association or fund for any such purposes.

(xxxiv)	To grant bonuses to any person or persons who are or have been in the employment of the SE.

(xxxv)	To grant, convey, transfer or otherwise dispose of any property or asset of the SE of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or assets for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

(xxxvi)	To do all or any of the above things in any part of the world and as principals, agents, contractors, trustees or otherwise and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(xxxvii)	To distribute any of the property of the SE in specie among the members.

(xxxviii)	To do anything which appears to the SE to be requisite, advantageous or incidental to, or which appears to the SE to facilitate, either directly or indirectly, the attainment of the above objects or any of them.

NOTE:	It is hereby declared that the word “company” in this clause shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere.
4.	The liability of the members is limited.

5.	The share capital of the SE is €1,180,000,000 divided into 2,000,000,000 shares of €0.59 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached to such shares or as may from time to time be provided by the original or any substituted or amended articles of association of the SE for the time being, but so that where shares are issued with any preferential or special rights, such rights shall not be alterable otherwise than pursuant to the provisions of the SE’s articles of association for the time being.
I, the person whose name, address and description are subscribed, wish to be formed into a company in pursuance of this memorandum of association (as amended), and I agree to take the number of shares in the capital of the company set opposite my name.

Names, addresses and descriptions	Number of shares taken
of subscribers	by each subscriber

RCI Malta Investments Limited	50,000,000 shares
of NLG 0.02 each
Dated the 26 day of October 1998

Witness to the above signatures:	Mr. Martin van Olffen
Deputy Civil Law Notary,
Amsterdam.
The Netherlands

Cert. No.
Companies Acts 1963 to 2006

A SOCIETAS EUROPAEA

ARTICLES OF ASSOCIATION
of
JAMES HARDIE INDUSTRIES SE
PART I — PRELIMINARY
1.	Interpretation
(a)	The regulations contained in Table A in the first schedule to the Companies Act, 1963 shall not apply to the SE.

(b)	In these Articles the following expressions shall have the following meanings:

“the Acts”	means the Companies Acts, 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, all statutory instruments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force;

“address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;

“advanced electronic signature”	the meaning given to that expression in the Electronic Commerce Act, 2000;

“ASX”	ASX Limited or Australian Securities Exchange as appropriate;

“Business Day”	has the meaning given in the Listing Rules;

“the 1963 Act”	the Companies Act, 1963;

“the 1983 Act”	the Companies (Amendment) Act, 1983;

“the 1990 Act”	the Companies Act, 1990;

“these Articles”	these articles of association as from time to time and for the time being in force;

“ASTC Settlement Rules”	the operating rules of the settlement facility provided by ASX Settlement and Transfer Corporation Pty Ltd (ABN 49 008 504 532);

“the Auditors”	the independent external auditors for the time being of the SE;

“Chairman”	means the person holding the office of Chairman of the board of Directors for the time being;

“CHESS”	means the Clearing House Electronic Sub-Register System and has the meaning given to CHESS in the ASTC Settlement Rules;

“Clear Days”	in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“the Council Regulation”	means Council Regulation (EC) No. 2157/ 2001 of 8 October 2001;

“CUFS”	stands for CHESS Units of Foreign Securities and has the meaning given to CUFS in the ASTC Settlement Rules;

“CUFS Holder”	a record owner of CUFS according to the terms and conditions of the ASTC Settlement Rules;

“the Directors”	the Directors for the time being of the SE or any of them acting as the board of Directors of the SE;

“Dispose”	has the meaning given in the Listing Rules;

“electronic communication”	the meaning given to that word in the Electronic Commerce Act, 2000;

“electronic signature”	the meaning given to that word in the Electronic Commerce Act, 2000;

“the Group”	the SE and its subsidiaries from time to time and for the time being;

“the Holder”	in relation to any share, the member whose

name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares;

“Holding Lock”	has the meaning given in the Listing Rules;

“Issuer Sponsored Sub-register”	has the meaning given in the Listing Rules;

“the Listing Rules”	means the listing rules of ASX and any other rules of ASX which are applicable to the SE while the SE is Officially Listed, each as amended or replaced from time to time, except to the extent of any express written waiver by ASX;

“Marketable Parcel”	has the meaning given in the Listing Rules;

“Non-marketable Parcel”	has the meaning given in the Listing Rules;

“the NYSE”	the New York Stock Exchange;

“Officially Listed”	means admitted to the official list of ASX;

“Proper ASTC Transfer”	has the meaning given in the Australian Corporations Regulations 2001;

“qualified certificate”	the meaning given to that word in the Electronic Commerce Act, 2000;

“Record Date”	has the meaning given in the Listing Rules;

“the Register”	the register of members to be kept as required by the Acts;

“Restricted Securities”	has the meaning given in the Listing Rules;

“the SE”	James Hardie Industries SE;

“the Seal”	the common seal of the SE or (where relevant) the official securities seal kept by the SE pursuant to the Acts;

“the SE Regulations”	means the European Communities (European Public Limited Liability Company) Regulations 2007;

“Securities”	has the meaning given in the Listing Rules;

“Security Holder”	has the meaning given in the Listing Rules;

“the Secretary”	the Secretary of the SE and any person appointed to perform the duties of the Secretary of the SE;

“the State”	Ireland exclusive of Northern Ireland;

“treasury shares”	shares in the SE which have been redeemed or purchased by the SE, as are being held by the SE, as treasury shares in accordance with Part XI of the 1990 Act;

“Voting Exclusion Statement”	has the meaning given in the Listing Rules;

“warrants to subscribe”	a warrant or certificate or similar document indicating the right of the registered holder thereof (other than under a Director and employee equity or share option scheme for employees) to subscribe for shares in the SE.
(c)	Expressions in these Articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes or representing or reproducing words in a visible form except as provided in these Articles and/or where it constitutes writing in electronic form sent to the SE, the SE has agreed to its receipt in such form. Expressions in these Articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these Articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the SE has approved.

(d)	Unless the contrary intention appears, the use of the word “address” in these Articles in relation to electronic communications includes any number or address used for the purpose of such communications.

(e)	Unless specifically defined herein or the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Acts but excluding any statutory modification thereof not in force when these Articles become binding on the SE.

(f)	The headings and captions included in these Articles are inserted for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of these Articles.

(g)	References in these Articles to any enactment or any section or any regulation or provision thereof shall mean such enactment, section or provision as the same may be amended and may be from time to time and for the time being in force.

(h)	In these Articles the masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(i)	References in these Articles to Euro or cent or € or c shall mean the currency for the time being of the State.

(j)	Reference herein to a share (or to a holding of shares) being in uncertificated form are references to that share being an uncertificated unit of a security.
2.	Consistency with Listing Rules
(a)	Subject only to the Acts and applicable law:
(i)	despite anything contained in these Articles, if the Listing Rules prohibit an act being done, the act must not be done;

(ii)	nothing contained in these Articles prevents an act being done that the Listing Rules require to be done; and

(iii)	if the Listing Rules require an act to be done or not to be done, authority is given for that act to be done or not to be done as the case may be.
(b)	Upon the Directors becoming aware that the Listing Rules:
(i)	require these Articles to contain a provision which they do not contain; or

(ii)	require these Articles not to contain a provision which they contain, and being satisfied that any such requirement is permissible under the Acts and law, the Directors shall give notice at the next annual general meeting of a special resolution to alter these Articles so that the Articles will conform with the requirements of the Listing Rules.
(c)	Upon the Directors becoming aware that any provision of these Articles is or will become inconsistent with the Listing Rules, the Directors shall give notice at the next annual general meeting of a special resolution to amend the relevant provision of these Articles to overcome the inconsistency (to the extent that the Directors are satisfied that any such amendment is permissible under the Acts and law).

(d)	If there is a conflict between the Articles, the Listing Rules or the ASTC Settlement Rules and the Acts and law, the Acts and law will prevail.

(e)	Unless a contrary intention appears, an expression in these Articles which is defined by any provision of the Listing Rules or the ASTC Settlement Rules has the same meaning as in that provision.

(f)	If the SE has its Securities approved under the ASTC Settlement Rules or operates an Issuer Sponsored Sub-register, it must comply with the Listing Rules and the ASTC Settlement Rules including any requirements of an applicable sub-register system.
3.	Registered Office and Head Office

The registered office of the SE shall be located in Dublin, Ireland as shall the SE’s head office, being the place where the SE shall be managed and controlled.
PART II — SHARE CAPITAL AND RIGHTS
4.	Share capital

The share capital of the SE is €1,180,000,000 divided into 2,000,000,000 shares of €0.59 each.
5.	Rights of shares on issue

Without prejudice to any special rights conferred on the Holders of any existing shares or class of shares and subject to the provisions of the Acts, any share may be issued with such rights or restrictions as the SE may by ordinary resolution determine.
6.	Redeemable shares, Preference Shares and Preference Securities
(a)	Subject to the provisions of the Acts, any shares may be issued on the terms that they are, or at the option of the SE are, liable to be redeemed on such terms and in such manner as the SE may by special resolution determine. In addition and subject as aforesaid, the SE is hereby authorised to redeem (on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles or a special resolution of the SE) any of its shares which have been converted into redeemable shares. Subject as aforesaid, the SE may cancel any shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as shares of any class or classes or cancel them.

(b)	If any of the Securities of the SE are preference shares or preference securities, the SE must comply with Listing Rules 6.3 to 6.7.
7.	Variation of rights
(a)	Whenever the share capital is divided into different classes of shares, the rights attached to any class may be varied or abrogated with the consent in writing of the Holders of three-fourths in nominal value of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the Holders of the shares of the class, and may be so varied or abrogated either whilst the SE is a going concern or during or in contemplation of a winding-up. The quorum at any such separate general meeting or at an adjourned meeting, shall be 5% of the issued share capital of the class in question.

(b)	The rights conferred upon the Holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by these Articles or the terms of the issue of the shares of that class, be deemed to be varied by a purchase or redemption by the SE of its own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.
8.	Trusts not recognised

Except as required by law, no person shall be recognised by the SE as holding any share upon any trust, and the SE shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provide) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder; this shall not preclude the SE from requiring the members or a transferee of shares to furnish the SE with information as to the beneficial ownership of any share when such information is reasonably required by the SE. In addition, unless required to do so by the ASTC Settlement Rules or applicable law, the SE need not record on any register and is not required to recognise any equitable, contingent, future or partial interest in any of its CUFS or any other right in respect of any of its CUFS except an absolute right of legal ownership in the registered holder.
9.	Allotment of shares
(a)	Subject to the provisions of the Acts relating to authority, pre-emption or otherwise in regard to the allotment, issue of, or the grant of options over, or other rights to subscribe for, new shares and of any resolution of the SE in general meeting passed pursuant thereto, all unissued shares (including treasury shares) for the time being in the capital of the SE shall be at the disposal of the Directors and (subject to the provisions of the Acts) they may allot, offer, grant options over or otherwise dispose of them to such persons (including any Director) on such terms and conditions and at such times as they may consider to be in the best interests of the SE, but so that no share shall be issued at a discount to their par value and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)	Without prejudice to the generality of the powers conferred on the Directors by the other paragraphs of this Article, the Directors may grant from time to time options (or any other interest in the capital of the SE) to subscribe for the unallotted shares in the capital of the SE to persons providing services to, or in the service or employment of, the SE or any subsidiary or associated company of the SE (including Directors holding executive offices) on such terms and subject to such conditions as may be approved from time to time by the Directors or by any committee thereof appointed by the Directors for the purpose of such approval.

(c)	The Directors are, for the purposes of Section 20 of the 1983 Act generally and unconditionally authorised to exercise all powers of the SE to allot and issue relevant securities (as defined by the said Section 20) up to the amount of SE’s authorised share capital and to allot and issue any shares purchased by the SE pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

(d)	Where the Directors are authorised to allot relevant securities in accordance with Section 20 of the 1983 Act, the SE may at any time and from time to time by resolution of the Directors resolve to allot equity securities (as defined by Section 23 of that Act) for cash pursuant to their authority to allot relevant securities as if sub-section (1) of the said Section 23 did not apply to any such allotment provided that this power shall be limited to:-
(i)	the allotment of equity securities in connection with any rights issue in favour of ordinary shareholders (other than those holders with registered addresses outside Australia or the United States of America to whom an offer would, in the opinion of the Directors, be impractical or unlawful in any jurisdiction) and/or any persons having a right to subscribe for or convert securities into ordinary shares in the capital of the SE (including without limitation any holders of options under any of the SE’s director and employee equity or share option schemes for the time being) where the equity securities respectively attributable to the interests of such ordinary shareholders or such persons are proportionate (as nearly as may be) to the respective number of ordinary shares held by them or for which they are entitled to subscribe or convert into subject to such exclusions or other arrangements as the Directors may deem necessary or expedient to deal with any regulatory requirements, legal or practical problems in respect of overseas shareholders, fractional entitlements or otherwise;

(ii)	the allotment of equity securities (other than pursuant to any such issue as referred to in paragraph (i) above) up to a maximum aggregate number which is equal to the amount of SE’s authorised share capital; and

(iii)	such power (unless otherwise in the resolution of the Directors) shall continue for as long as the Directors are authorised to allot relevant securities in accordance with Section 20 of the 1983 Act.
(e)	The Directors shall, in allotting equity securities (as defined by the Listing Rules), comply with the provisions of the Listing Rules.
10.	Payment of commission

The SE may exercise the powers of paying commissions conferred by the Acts. Subject to the provisions of the Listing Rules and the Acts, any such commission may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other. On any issue of shares the SE may also pay such brokerage as may be lawful.

11.	Payment by instalments

If by the conditions of allotment of any share the whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment when due shall be paid to the SE by the person who for the time being is the Holder of the share.
12.	Restricted Securities

If any Securities of the SE are classified as Restricted Securities under the Listing Rules:
(a)	during the escrow period set by the restriction agreement required by ASX in relation to those Securities:
(i)	the Security Holder who holds the Restricted Securities may not Dispose of them; and

(ii)	the SE must not register a transfer of the Restricted Securities or otherwise acknowledge a disposal of them, except as permitted by the Listing Rules or ASX; and
(b)	if there is a breach of the Listing Rules or of the relevant restriction agreement in relation to a Restricted Security, then while the breach continues, the holding of that security does not entitle a Security Holder:
(i)	to be present, speak or vote at, or be counted in the quorum for, a meeting of Security Holders; or

(ii)	to receive any dividend or other distribution.
PART III — SHARE CERTIFICATES
13.	Issue of certificates

Except where the terms of issue provide otherwise, every member shall be entitled without payment to receive within two months after allotment or lodgement of a transfer to him of the shares in respect of which he is so registered (or within such other period as the conditions of issue shall provide) one certificate for all the shares of each class held by him or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine provided that the SE shall not be bound to issue more than one certificate for shares held jointly by several persons and delivery of a certificate to one joint Holder shall be a sufficient delivery to all of them. The SE shall not be bound to register more than four persons as joint Holders of any share (except in the case of executors or trustees of a deceased member). Every certificate shall be sealed with the Seal and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.
14.	Balance and exchange certificates
(a)	Where some only of the shares comprised in a share certificate are transferred the old certificate shall be cancelled and the new certificate for the balance of such shares shall be issued in lieu without charge.
(b)	Any two or more certificates representing shares of any one class held by any member at his request may be cancelled and a single new certificate for such shares issued in lieu, without charge unless the Directors otherwise determine. If any member shall surrender for cancellation a share certificate representing shares held by him and request the SE to issue in lieu two or more share certificates representing such shares in such proportions as he may specify, the Directors may comply, if they think fit, with such request.
15.	Replacement of certificates

If a share certificate is defaced, worn out, lost, stolen or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity and payment of any exceptional expenses incurred by the SE in investigating evidence or in relation to any indemnity as the Directors may determine, but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.
PART IV — LIEN ON SHARES
16.	Extent of lien

The SE shall have a first and paramount lien on every share (not being a fully paid share) for:
(a)	all due and unpaid calls and instalments in respect of that share; and

(b)	all money which the SE is required by law to pay, and has paid, in respect of that share.
In each case, the lien extends to reasonable interest and expenses incurred because the amount is not paid.
The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this Article. The SE’s lien on a share shall extend to all distributions in respect of that share, including dividends.
17.	Power of sale

The SE may sell in such manner as the Directors determine any share on which the SE has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.
18.	Power to effect transfer

To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the SE exclusively.
19.	Proceeds of sale

The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the SE for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.
PART V — CALLS ON SHARES AND FORFEITURE
20.	Making of calls
(a)	Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member (subject to receiving at least fourteen Clear Days’ notice (or any longer period required by the Listing Rules) specifying when and where payment is to be made) shall pay to the SE as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the SE of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	While the SE is Officially Listed, it must comply with the requirements of the Listing Rules and the ASTC Settlement Rules in respect of the making of calls and notice given in relation to those calls.
21.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.
22.	Liability of joint Holders

The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
23.	Interest on calls

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Acts) but the Directors may waive payment of the interest wholly or in part.

24.	Instalments treated as calls

An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

25.	Power to differentiate

Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

26.	Interest on moneys advanced

The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the SE in general meeting otherwise directs) fifteen per cent. per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

27.	Notice requiring payment
(a)	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(b)	The notice shall name a further day (not earlier than the expiration of fourteen Clear Days (or any earlier or longer period required by the Listing Rules) from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(c)	If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(d)	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.
28.	Power of disposal

Subject to the requirements of the Listing Rules and ASTC Settlement Rules in respect of forfeited shares, a forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled, on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The SE may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

29.	Effect of forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the SE all moneys which, at the date of forfeiture, were payable by him to the SE in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the SE shall have received payment in full of all such moneys in respect of the shares.

30.	Statutory declaration

A statutory declaration that the declarant is a Director or the Secretary of the SE, and that a share in the SE has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

31.	Payment of sums due on share issues

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

32.	Surrender of shares

The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.
PART VI — TRANSFER OF SHARES

33.	Form of instrument of transfer

Subject to such of the restrictions of these Articles and to such of the conditions of issue as may be applicable, the shares of any member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

34.	Execution of instrument of transfer
(a)	The instrument of transfer of any share shall be executed by or on behalf of the transferor and, in cases where the share is not fully paid, by or on behalf of the transferee. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered in the Register in respect thereof.

(b)	Notwithstanding the provisions of these Articles and subject to any regulations made under Section 239 of the 1990 Act, title to any shares in the SE may also be evidenced and transferred without a written instrument in accordance with Section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect to such regulations.
35.	Refusal to register transfers
(a)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:
(i)	any transfer of a share which is not fully paid; or

(ii)	any transfer of a share to or by a minor or person of unsound mind, but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is quoted unless Article 41 applies.
(b)	The Directors may decline to recognise any instrument of transfer unless:
(i)	the instrument of transfer is accompanied by the certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of one class of share only;

(iii)	the instrument of transfer is in favour of not more than four transferees; and

(iv)	it is lodged at the registered office or at such other place as the Directors may appoint.
36.	Procedure on refusal

If the Directors refuse to register a transfer then, within two months after the date on which the transfer was lodged with the SE, they shall send to the transferee notice of the refusal.

37.	Closing of transfer books

The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in each year) as the Directors may determine.

38.	Absence of registration fees

No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

39.	Retention of transfer instruments

The SE shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

40.	Renunciation of allotment

Nothing in these Articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by the allottee in favour of some other person.

41.	Restrictions on Transfer

The SE may apply or ask CHESS to apply, a Holding Lock to prevent a transfer, or refuse to register a paper-based transfer document in the circumstances listed in Listing Rule 8.10.1.
PART VII — TRANSMISSION OF SHARES
42.	Death of a member

If a member dies the survivor or survivors where he was a joint Holder, and his personal representatives where he was a sole Holder or the only survivor of joint Holders, shall be the only persons recognised by the SE as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

43.	Transmission on death or bankruptcy

A person becoming entitled to a share in consequence of the death or bankruptcy of a member may elect, upon such evidence being produced as the Directors may properly require, either to become the Holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the Holder he shall give notice to the SE to that effect. If he elects to have another person registered he shall execute an instrument of transfer of the share to that person. All of these Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

44.	Rights before registration

A person becoming entitled to a share by reason of the death or bankruptcy of a member (upon supplying to the SE such evidence as the Directors may reasonably require to show his title to the share) shall have the rights to which he would be entitled if he were the Holder of the share, except that, before being registered as the Holder of the share, he shall not be entitled in respect of it to attend or vote at any meeting of the SE or at any separate meeting of the Holders of any class of shares in the SE, so, however, that the Directors, at any time, may give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors thereupon may withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.
PART VIII — ALTERATION OF SHARE CAPITAL
45.	Increase of capital
(a)	Subject to the Listing Rules, the SE from time to time by ordinary resolution may increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

(b)	Subject to the provisions of the Acts and the Listing Rules, the new shares shall be issued to such persons, upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct and, if no direction be given, as the Directors shall determine and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of the assets of the SE and with a special, or without any, right of voting.

(c)	Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the pre-existing ordinary capital and shall be subject to the provisions herein contained with reference to calls and instalments, transfer and transmission, forfeiture, lien and otherwise.
46.	Consolidation, sub-division and cancellation of capital

The SE, by ordinary resolution, may:
(a)	consolidate and divide all or any of its share capital into shares of larger amount;

(b)	subject to the Acts, subdivide its shares, or any of them, into shares of smaller amount, so however that in the sub-division the proportion between the amount paid and the amount, if any , unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived (and so that the resolution whereby any share is sub-divided may determine that, as between the Holders of the shares resulting from such sub-division, one or more of the shares may have, as compared with the others, any such preferred, deferred or other rights or be subject to any such restrictions as the SE has power to attach to unissued or new shares); or

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.
47.	Fractions on consolidation

Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may sell, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

48.	Purchase of own shares

Subject to and in accordance with the provisions of the Acts and the Listing Rules and without prejudice to any relevant special rights attached to any class of shares, the SE may purchase any of its own shares of any class (including redeemable shares) at any price (whether at par or above or below par), and so that any shares to be so purchased may be selected in any manner whatsoever and cancelled or held by the SE as treasury shares:
(a)	In accordance with section 213 of the 1990 Act the SE shall not make an off-market purchase of shares in the SE unless the purchase has first been authorised by a special resolution of the SE pre-approving a specific contract to purchase the shares; and

(b)	In accordance with section 215 of the 1990 Act the SE shall not make a market purchase of shares in the SE unless the purchase has first been authorised by an ordinary resolution of the SE giving general authority for the purchase of said shares and such authority should specify the maximum number of shares authorised to be acquired and determine both the maximum and minimum prices which may be paid for those shares.
49.	Reduction of capital

The SE, by special resolution, may reduce its share capital, any capital redemption reserve fund or any share premium account in any manner and with, and subject to, any incident authorised, and consent required, by law.
PART IX — GENERAL MEETINGS
50.	The Location of Annual and other General Meetings
(a)	The first annual general meeting of the SE following its registration in Ireland pursuant to Article 8 of the Council Regulation may be held outside of the State.

(b)	Subsequent annual general meetings of the SE are not required to be held within the State where a resolution providing that it be held elsewhere has been passed at the preceding annual general meeting.

(c)	Extraordinary general meetings are not required to be held within the State.
51.	Annual general meetings
(a)	The SE shall hold in each calendar year (within six months of the end of the SE’s financial year end) a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting and that of the next. The SE will announce the date of the annual general meeting no less than forty (40) Business Days before such annual general meeting is due to be held.

(b)	Only such business may be transacted at an annual general meeting of the SE as is either:
(i)	specified in the notice of the meeting given by or at the direction of the SE’s board of Directors (or any duly authorised committee thereof);

(ii)	otherwise properly brought before the annual general meeting by or at the direction of the SE’s board of Directors (or any duly authorised committee thereof); or

(iii)	otherwise properly brought before the annual general meeting by one or more members of the SE who alone or together hold 5% or more of the SE’s issued share capital:
(A)	who is, or are, entitled to receive notice of the meeting, and to attend, speak and vote at such annual general meeting; and

(B)	who comply with Articles 51(c) and (d),
provided that an item of business in relation to election of Directors must also comply with the provisions of Article 111.
(c)	In order to bring business before an annual general meeting, pursuant to Article 51(b)(iii), notice of the intention to raise that business must be addressed to the SE’s board of Directors and delivered to the SE’s registered office not less than thirty (30) Business Days before the date of the annual general meeting nor more than the earlier of:
(i)	sixty (60) Business Days prior to the anniversary date of the immediately preceding annual general meeting of the SE; and

(ii)	forty (40) Business Days prior to the date on which the annual general meeting is due to be held.
(d) A notice given pursuant to Article 51(c) must:
(i)	specify as to each item of business to be put on the agenda before the annual general meeting:
(A)	in not more than 1000 words, a description of the item of business, including the proposed resolution and the reasons for requesting such business; and

(B)	a description of all agreements, arrangements, or understandings between such member (including the persons referred to in Article 51(d)(ii)) and any other person or persons (including their names) in connection with the proposal of such item of business by such member and any material interest of such member and any such other person or persons in such business, including any anticipated benefit to the member and any such other person or persons; and
(ii)	the name and registered address of the beneficial holder(s) (excluding any custodian or other nominee) who requested (whether directly or through a custodian or other nominee) the member or members provide the SE with notice of the intention to raise business under Article 51(c); and

(iii)	as to the member or members giving notice:
(A)	the number, class and distinguishing numbers (if any) of all shares of the SE which are represented by the ownership interest referred to in Article 51(b)(iii); and

(B)	full details of the beneficial interest in the shares of the SE held by the holder(s) referred to in Article 51(d)(ii) including the nature and extent of that interest (but excluding any custodian or other nominee) and the circumstances giving rise to the beneficial holder’s interest in those shares (including, without limitation, whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or other transaction has been entered into by or on behalf of such member with respect to shares of the SE) and whether any other agreement, arrangement or understanding has been or is proposed to be entered into by the holder of such interest with respect to shares in the SE.
(e)	No business shall be conducted at an annual general meeting except business brought before the annual general meeting in accordance with the procedures described in this Article 51; provided, however, that, once business has been properly brought before the annual general meeting in accordance with such procedures, nothing in this Article 51 shall be deemed to preclude discussion by any member of any such business. The chairman of the annual general meeting shall determine whether such business was properly brought before the annual general meeting in accordance with the foregoing procedures and the chairman’s decision in this regard shall be final. The chairman may, notwithstanding the fact that such business was not properly brought before the annual general meeting in accordance with the foregoing procedures, determine that such business is to be transacted at the annual general meeting.
52.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

53.	Convening general meetings and putting items on the agenda
(a)	The Directors may convene general meetings. Extraordinary general meetings may also be convened on such requisition, or in default may be convened by such requisitionists, and in such manner as may be provided by the Acts and or the Council Regulation. If at any time there are not sufficient Directors capable of acting to form a quorum, then:
(i)	the Chairman; or

(ii)	any three Directors; or

(iii)	any one or more members who alone or together hold at least 5% of the SE’s issued share capital, may convene an extraordinary general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.
(b)	One or more members who alone or together hold at least 5% of the SE’s issued share capital may request the SE to convene an extraordinary general meeting and draw up the agenda therefore provided that:
(i)	a notice is addressed to the SE’s board of Directors and delivered to the SE’s registered office;

(ii)	such notice complies mutatis mutandis with Article 51(d) as if (A) the reference therein to Article 51(c) were a reference to Article 53(b)(i); and (B) the reference in Article 51(d)(ii) to a beneficial holder requesting the member to provide notice of the intention to raise the business was a reference to a beneficial holder requesting the member to requisition an extraordinary general meeting under Article 53; and
(iii)	where such notice relates to the election of Directors, such notice also complies with the provisions of Article 111.
Nothing shall preclude the Directors of the SE from adding items of business to the agenda or including recommendations in relation to any item contained in the agenda of an extraordinary general meeting convened in the manner set out in this Article 53(b).
(c)	One or more members who alone or together hold at least 10% of the SE’s issued share capital may request that one or more additional items be put on the agenda of an extraordinary general meeting. This right is subject to:
(i)	written notice of the item being received, in accordance with Article 53(b), by the SE within 5 Business Days of the day the SE announces to the ASX its intention to convene the extraordinary general meeting at which the member wishes to put the additional item or items on the agenda;

(ii)	the right of the Directors to make recommendations in relation to any additional item so added to the agenda of that extraordinary general meeting; and

(iii)	the provisions of the Acts and the SE’s memorandum of association and these Articles and, without prejudice to the generality of the foregoing, the requirements in Articles 55 and 114 (as applicable) in relation to the giving of notice of resolutions.
54.	Class meetings
(a)	At any time when the SE has two or more classes of shares, every decision by the general meeting shall be subject to a separate vote (to be taken by a poll) by each class of shareholders whose class rights are affected thereby.

(b)	All provisions of these Articles relating to general meetings of the SE shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the SE, except that:
(i)	the necessary quorum shall be one or more persons holding or representing by proxy at least 5% in nominal value of the issued shares of the class or, at any adjourned meeting of such class, at least 5% in nominal value of the issued shares of the class present in person or by proxy, shall be deemed to constitute a meeting; and

(ii)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(iii)	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.

55.	Notice of general meetings
(a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting and an extraordinary general meeting called for the passing of a special resolution shall be called by at least twenty-one Clear Days’ notice and all other extraordinary general meetings shall be called by at least fourteen Clear Days’ notice.

(b)	Any notice convening a general meeting shall specify the time and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the SE. It shall also give particulars of any Directors who are to retire by rotation or otherwise at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the SE of the intention to propose them for appointment or re-appointment as Directors at the meeting. Subject to any restrictions imposed on any shares, the notice shall be given to all the members and to the Directors, the Auditors and to any other person to whom the SE is required to give notice under the Listing Rules.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

(d)	Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the SE have resolved to submit it) unless notice of the intention to move it has been given to the SE not less than twenty-eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the SE shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts and the Listing Rules.
56.	Means of Holding of General Meetings

Subject to section 140 of the 1963 Act concerning annual general meetings, all general meetings (including annual, extraordinary and class meetings of the members of the SE) may be conducted by the use of a webcast, conference telephone or similar facility provided that the members (whether present in person, by proxy or by authorised representative), other persons entitled to attend such meetings and the auditors have been notified of the convening of the meeting and the availability of the webcast, conference telephone or similar facility for the meeting and, if present at the meeting as hereinafter provided, can hear and contribute to the meeting. Such participation in a meeting shall constitute presence and attendance in person at the meeting and the persons in attendance may be situated in any part of the world for any such meeting.
57.	Record Date

Subject to any waiver that may be granted by the ASX, the SE must comply with the Listing Rules and the ASTC Settlement Rules in settling any Record Date.

PART X — PROCEEDINGS AT GENERAL MEETINGS
58.	Quorum for general meetings
(a)	No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Two persons who alone or together hold at least 5% of the issued share capital and who are entitled to vote upon the business to be transacted, each being a member or a proxy for a member or a duly authorised representative of a corporate member, shall be a quorum.

(b)	If such a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such time and place as the Directors may determine. If at the adjourned meeting such a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.
59.	Special business

All business shall be deemed special that is transacted at an extraordinary general meeting. All business that is transacted at an annual general meeting shall also be deemed special, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and reports of the Directors and Auditors, the election of Directors in the place of those retiring (whether by rotation or otherwise), the fixing of the remuneration of the Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

60.	Chairman of general meetings

The Chairman of the board of Directors or, in his absence, the Deputy Chairman (if any) or, in his absence, some other Director nominated by the Directors, shall preside as chairman at every general meeting of the SE. If at any general meeting none of such persons shall be present within fifteen minutes after the time appointed for the holding of the meeting and willing to act, the Directors present shall elect one of their number to be chairman of the meeting and, if there is only one Director present and willing to act, he or she shall be chairman.

61.	Directors’ and Auditors’ right to attend general meetings

A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the SE. The Auditors shall be entitled to attend any general meeting and to be heard on any part of the business of the meeting which concerns them as the Auditors.

62.	Adjournment of general meetings

The chairman, with the consent of a meeting at which a quorum is present, may (and if so directed by the meeting, shall) adjourn the meeting from time to time (or indefinitely) and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. Where a meeting is adjourned indefinitely, the time and place for the adjourned meeting shall be fixed by the Directors. When a meeting is adjourned for fourteen days or more or indefinitely, at least seven Clear Days’ notice shall be given specifying the time and meeting and the general nature of the business to be transacted. Save as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

63.	Determination of resolutions

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

64.	Taking of a poll

A poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was held.

65.	Votes of members

Votes may be given either personally or by proxy or a duly authorised representative of a corporate member. Subject to any rights or restrictions for the time being attached to any class or classes of shares every member present in person or by proxy or a duly authorised representative of a corporate member shall have one vote for every share carrying voting rights of which he is the Holder. On a poll a member entitled to more than one vote need not use all his votes or cast all the votes he or his proxy or proxies uses in the same way.

66.	Chairman’s casting vote

Where there is an equality of votes on a poll, the chairman of the meeting at which poll is held shall be entitled to a casting vote in addition to any other vote he may have.

67.	Voting by joint Holders

Where there are joint Holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, in respect of such share shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose seniority shall be determined by the order in which the names of the Holders stand in the Register in respect of the share.

68.	Voting by incapacitated Holders

A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in the State or elsewhere) in matters concerning mental disorder, may vote, on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Registered Office or at such other address as is specified in accordance with these Articles for the receipt of appointments of proxy, not less than forty-eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

69.	Default in payment of calls

Unless the Directors otherwise determine, no member shall be entitled to vote at any general meeting or any separate meeting of the Holders of any class of shares in the SE, either in person or by proxy, or to exercise any privilege as a member in respect of any share held by him unless all moneys then payable by him in respect of that share have been paid.

70.	Restriction on voting by SE and its subsidiaries

No votes may be cast in the general meeting in respect of any share if:
(a)	the depositary receipt for such share; or

(b)	the CUFS issued in respect of such share,
is held by the SE or by a subsidiary of the SE.

71.	Restriction of voting rights by Holders
(a)	If at any time the Directors shall determine that a Specified Event (as defined in paragraph (f) shall have occurred in relation to any share or shares the Directors may serve a notice to such effect on the Holder or Holders thereof. Upon the service of any such notice (in these Articles referred to as a “Restriction Notice”) no Holder or Holders of the share or shares specified in such Restriction Notice shall be entitled, for so long as such Restriction Notice shall remain in force, to attend or vote at any general meeting or either personally or by proxy.

(b)	A Restriction Notice shall be cancelled by the Directors as soon as reasonably practicable, but in any event not later than forty-eight hours, after the Holder or Holders concerned shall have remedied the default by virtue of which the Specified Event shall have occurred. A Restriction Notice shall automatically cease to have effect in respect of any share transferred upon registration of the relevant transfer provided that a Restriction Notice shall not cease to have effect in respect of any transfer where no change in the beneficial ownership of the share shall occur and for this purpose it shall be assumed that no such change has occurred where a transfer form in respect of the share is presented for registration having been stamped at a reduced rate of stamp duty by virtue of the transferor or transferee claiming to be entitled to such reduced rate as a result of the transfer being one where no beneficial interest passes.

(c)	The Directors shall cause a notation to be made in the Register against the name of any Holder or Holders in respect of whom a Restriction Notice shall have been served indicating the number of shares specified in such Restriction Notice and shall cause such notation to be deleted upon cancellation or cesser of such Restriction Notice.

(d)	Any determination of the Directors and any notice served by them pursuant to the provisions of this Article shall be conclusive as against the Holder or Holders of any share and the validity of any notice served by the Directors in pursuance of this Article shall not be questioned by any person.

(e)	If, while any Restriction Notice shall remain in force in respect of any Holder or Holders of any shares, such Holder or Holders shall be issued with any further shares as a result of such Holder or Holders not renouncing any allotment of shares made to him or them pursuant to a capitalisation issue under Part XXII of these Articles, the Restriction Notice shall be deemed also to apply to such Holder or Holders in respect of such further shares on the same terms and conditions as were applicable to the said Holder or Holders immediately prior to such issue of further shares.

(f)	For the purpose of these Articles the expression “Specified Event” in relation to any share shall mean the failure by the Holder or Holders thereof to pay any call or instalment of a call when such a call is due and payable.
72.	Voting Exclusion Statements

If, under the Listing Rules, a notice of meeting contains a Voting Exclusion Statement, any votes cast on the resolution by the named person (or class of person) excluded from voting or an associate of that person or those persons must be disregarded.

73.	Time for objection to voting

No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is tendered and every vote not disallowed at such meeting shall be valid. Any such objection made in due time shall be referred to the chairman of the meeting whose decision shall be final and conclusive.

74.	Appointment of proxy
(a)	Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and where a member holds more than one share carrying voting rights the member may appoint more than one proxy to attend, speak and vote at the same meeting the shares in respect of which the proxy has been so appointed. The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be signed by or on behalf of the appointor, provided that such form as required by the Listing Rules is used. The signature on such appointment need not be witnessed. A body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the SE. The appointment of a proxy in electronic form shall only be effective in such manner as the Directors may approve.

(b)	Without limiting paragraph (a), the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the SE. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that member.
75.	Bodies corporate acting by representatives at meetings

Any body corporate which is a member of the SE may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the SE or of any class of members of the SE and any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the SE. Where a member appoints more than one representative in relation to a general meeting each representative must be appointed to exercise the rights attaching to a different share or shares held by the member.

76.	Receipt of proxy appointment

Where the appointment of a proxy and any authority under which it is signed or a copy, certified notarially or in some other way approved by the Directors is to be received by the SE:
(a)	in physical form it shall be deposited at the registered office or (at the option of the member) at such other place or places (if any) as may be specified for that purpose in or by way of note to the notice convening the meeting; or

(b)	in electronic form, it may be so received where an address has been specified by the SE for the purpose of receiving electronic communications:
(i)	in the notice convening the meeting; or

(ii)	in any appointment of proxy sent out by the SE in relation to the meeting; or

(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the SE in relation to the meeting, provided that it is so received by the SE not less than forty-eight hours (or such lesser time as the Directors specify) before the time appointed for the holding of the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used, and in default shall not be treated as valid or, in the case of a meeting which is adjourned to, or a poll which is to be taken on, a date which is less than seven days after the date of the meeting which was adjourned or at which the poll was declared, it shall be sufficient if the appointment of proxy and any such authority and certification thereof as aforesaid is so received by the SE at the commencement of the adjourned meeting or the taking of the poll. An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not require to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates.

77.	Effect of proxy appointments

Receipt by the SE of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, for any adjournment of the meeting as for the meeting to which it relates.

78.	Effect of revocation of proxy or of authorisation
(a)	A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the SE at the Office, at least 48 hours (or such lesser time as the Directors specify) before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts PROVIDED HOWEVER, that where such intimation is given in electronic form it shall have been received by the SE at least 48 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

(b)	The Directors may send, at the expense of the SE, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative. If for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the SE, such invitations shall be issued to all (and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.
PART XI — COVENANTS WITH MEMBERS WHERE CUFS ARE IN ISSUE
Articles 79 to 95 shall only apply where CUFS are quoted on ASX and are intended to be for the benefit of the holder of CUFS but, without prejudice to any other contractual rights of the CUFS holders, these Articles shall be enforceable under these Articles only as against the SE by the registered member of the shares in respect of which CUFS have been issued.

79.	Non-Statutory Registers

The SE shall establish and maintain any such registers as required to be established and maintained by it under the Listing Rules or the ASTC Settlement Rules (the “Non-Statutory Registers”) and:
(a)	The board of Directors shall have the power and authority to permit auditing of the Non-Statutory Registers at such intervals, and by such persons and in such manner, as required by the Listing Rules and the ASTC Settlement Rules.

(b)	The board of Directors shall have power and authority to permit inspection of the Non-Statutory Registers and to provide information recorded therein as well as any other information regarding the direct or indirect shareholding of a shareholder of which the SE has been notified by that shareholder to the authorities entrusted with the supervision and/or implementation of the trading of CUFS on the ASX.

(c)	Part of the Non-Statutory Registers may be kept abroad, in addition to in the State, in order to comply with the Listing Rules.
80.	Notice of General Meetings

CUFS holders shall be entitled to receive notice of and to attend general meetings of the SE in the same manner as set out in Article 55 but shall not be entitled to vote.

81.	Registration of Transfers of CUFS

The Directors must refuse to register or authorise any transfer of CUFS:
(a)	not permitted under the Listing Rules or the ASTC Settlement Rules; or

(b)	if permitted only on conditions contained in the Listing Rules or the ASTC Settlement Rules, then upon satisfaction of those conditions.
82.	Other Provisions on the Registration of Transfers of CUFS

The following shall apply:
(a)	The transfer of any CUFS in respect of shares in the SE may be effected by a Proper ASTC Transfer.

(b)	Upon receipt of a Proper ASTC Transfer and subject to the Listing Rules and the ASTC Settlement Rules, the Directors must approve registration of a transferee named in the transfer as a CUFS Holder.

(c)	The transferor will be deemed to remain the holder of the CUFS until a Proper ASTC Transfer has been effected or the name of the transferee is entered in the relevant register as the holder of the CUFS.

(d)	The SE must not require a statutory declaration or other document in connection with ownership restrictions of its CUFS before it will register a transfer document.

(e)	The Directors may decline to register or may prevent registration of a transfer of CUFS or may apply a Holding Lock to prevent a transfer in accordance with the Listing Rules if: (i) the transfer is not in a registrable form; or (ii) registration of the transfer may breach a law of Australia.

(f)	The Directors must cause notice of any action under Article 82(e) to be given as required by the Listing Rules. Failure to do so will not invalidate the action.

(g)	The Directors may suspend the registration of transfers at the times and for the periods they determine, but only as permitted by the ASTC Settlement Rules.

(h)	The Directors must ensure that the SE does not charge a fee for registering, issuing, handling or otherwise dealing with CUFS transfers and holding statements and other documents evidencing transactions or information with respect to its CUFS, as required by, or unless allowed by, Listing Rule 8.14.

(i)	The Directors may decline to register or may prevent registration of a transfer of CUFS or may apply a Holding Lock to prevent a transfer in accordance with the Listing Rules if the transfer is paper-based and registration of the transfer will create a new holding that will be a Non-marketable Parcel.

(j)	The SE may elect to, but is not required to, register more than 3 persons as joint holders of CUFS, unless the joint holders become entitled due to transmission upon the death of a CUFS Holder or unless required to so under the Listing Rules or the ASTC Settlement Rules.
Divestment of Non-marketable Parcel of CUFS
83.	A divestment under Article 85 is subject to and must occur in accordance with the Listing Rules and the ASTC Settlement Rules, including ASTC Settlement Rule 5.12, which shall prevail in the event of any inconsistency with any of the provisions of Article 85 to Article 95.
84.	The provisions of Article 85 to Article 95 only apply to Securities in a new holding created by the transfer of a parcel of Securities that was less than a Marketable Parcel at the time the transfer document was initiated or, in the case of a paper based transfer document, was lodged with the SE.

85.	The board of Directors may cause the SE to sell a CUFS Holder’s CUFS if the CUFS Holder holds less than a Non-marketable Parcel and the procedures in Articles 86 to 95 are observed.
Notice of Proposed Sale of CUFS
86.	Once in any 12 month period, the SE may give written notice to a CUFS Holder who holds a Non-marketable Parcel or, if held by joint CUFS Holders, to all of the joint CUFS Holders:
(a)	explaining the effect of this Article 86;

(b)	stating that it intends to sell the Non-marketable Parcel; and

(c)	specifying a date at least 35 Business Days after the notice is given by which the CUFS Holder may give the SE written notice that the CUFS Holder wishes to retain the holding.
No sale where CUFS holder gives notice
87.	The SE must not sell a Non-marketable Parcel if the SE receives a written notice that the CUFS Holder wants to retain it.
Terms of Sale
88.	The SE may sell the Securities which make up the Non-marketable Parcel as soon as practicable at a price which the Directors consider to be the best price reasonably obtainable for the Securities at the time they are sold. A sale of Securities under this Article includes all dividends payable on and other rights attaching to them. The SE must pay the costs of the sale if not prohibited from doing so by the Acts or law, or must cause the purchaser to do so. Otherwise, the Directors may decide the manner, time and terms of sale.
89.	For the purpose of giving effect to Article 88 the Directors may authorise a person, without further leave or consent from a relevant member, to execute a transfer as agent for the relevant member on behalf of the CUFS Holder who holds a Non-marketable Parcel.
Change in circumstance
90.	If a CUFS Holder’s holding becomes a Marketable Parcel after notice is given but before the Securities are sold, the Directors may decide that Articles 83 to 95 no longer applies to that holding. Before a sale is effected under Articles 85 to 95, the Directors may suspend or terminate the operation of this Article either generally or in the case of a specific CUFS Holder.
Application of proceeds
91.	The SE must:
(a)	give written notice to the former CUFS Holder stating:

(i)	what the amount of the sale proceeds is; and

(ii)	that it is holding the balance for the former CUFS Holder while awaiting the former CUFS Holder’s return of the certificate (if any) for the Securities sold or evidence of its loss or destruction;
(b)	if the Securities were certificated, not pay the amount until it has received the certificate for them or evidence satisfactory to the SE of the loss or destruction of the certificate; and

(c)	subject to Article 91(b), send the amount of the sale proceeds to the former holder after the sale.
92.	Protection for transferee

The title of the new holder of CUFS sold under this Part XI is not affected by any irregularity in the sale. The sole remedy of any person previously interested in CUFS is damages which may be recovered only from the SE.

93.	No sale where takeover bid announced

The power to sell under this Part XI lapses following the announcement of a takeover bid for the SE. The procedure may be started again after the close of the offers made under the takeover bid.

94.	Voting Rights and Dividend Rights

The SE may remove or change the voting right or the right to receive dividends for any CUFS in a Non-marketable Parcel. If it has done so and proceeds with the sale of the Non-marketable Parcel, it must send any dividends that have been withheld to the former holder after the sale of the Non-marketable Parcel.

95.	No Express Permission for Holding of Non-marketable Parcel

These Articles do not contain an express permission for a CUFS Holder to have a holding of a Non-marketable Parcel for the purposes of ASTC Settlement Rule 8.10.2.
PART XII — DIRECTORS
96.	Number of Directors

Unless otherwise determined by the SE in general meeting, the number of Directors will be the number determined by the Directors from time to time and shall not be more than twelve nor less than three. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed minimum the remaining Director or Directors shall appoint an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the SE for the purpose of making such appointment. If there be no Director or Directors able or willing to act then any member or members representing 5% of the SE’s issued share capital, may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these Articles) only until the conclusion of the annual general meeting of the SE next following such appointment unless he is re-elected during such meeting and he shall not retire by rotation at such meeting or be taken into account in determining the Directors who are to retire by rotation at such meeting.

97.	Share qualification

A Director shall not require a share qualification.

98.	Ordinary remuneration of Directors
(a)	Each Director shall be paid a fee for the services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board of Directors.

(b)	Without prejudice to any amounts payable under any other provision of these Articles (but at all times subject to the requirements of the Listing Rules), the ordinary remuneration of Directors who do not hold executive office shall not exceed in aggregate $US1,500,000 per annum or such higher amount as the SE may from time to time by ordinary resolution determine and shall be divisible (unless such resolution shall provide otherwise) among the Directors as they may agree, or, failing agreement, equally, except that any such Director who shall hold office for part only of the period in respect of which such remuneration is payable shall be entitled only to rank in such division for a proportion of the remuneration related to the period during which he has held office. In this Article “ordinary remuneration” shall not include such sums as are paid or reimbursed in accordance with board policy regarding travelling, accommodation and other expenses that are incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the SE or otherwise in connection with the discharge of their duties when engaged on the business of the SE.
99.	Special remuneration of Directors

Any Director who holds any executive office (including for this purpose the office of Chairman or Deputy Chairman or the Chief Executive Officer) may be paid such extra remuneration by way of salary, commission or otherwise as the Directors may determine provided that such Director’s salary or fee must not include a commission on, or percentage of, operating revenue.

100.	Expenses of Directors

The Directors may be paid or reimbursed for all travelling, accommodation and other expenses reasonably incurred by them in accordance with Board policy regarding meetings of Directors or committees of Directors or general meetings or separate meetings of the Holders of any class of shares or of debentures of the SE or otherwise in connection with the discharge of their duties when engaged on the business of the SE.

101.	Alternate Directors
(a)	Any Director may appoint by writing (whether in electronic form or otherwise) under his hand any person (including another Director) to be his alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors. Any such authority may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed, facsimile, electronic or advanced electronic signature of the Director giving such authority.

(b)	An alternate Director shall be entitled, subject to his giving to the SE an address (whether within or outside of the State), to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present and in the absence of his appointor to exercise all the powers, rights, duties and authorities of his appointor as a Director (other than the right to appoint an alternate hereunder).

(c)	Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing him and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing him.

(d)	A Director may revoke at any time the appointment of any alternate appointment by him. If a Director shall die or cease to hold the office of Director the appointment of his alternate shall thereupon cease and determine.

(e)	If a Director retires by rotation or otherwise but is re-appointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his re-appointment or deemed re-appointment.

(f)	Any appointment or revocation by a Director under this Article shall be effected by notice in writing (whether in electronic form or otherwise) given under his hand to the Secretary or deposited or received at the registered office or in any other manner approved by the Directors.
PART XIII — POWERS OF DIRECTORS
102.	Directors’ powers
(a)	Subject to the provisions of the Acts, the Memorandum of Association of the SE and these Articles and to any directions by the members given by special resolution, not being inconsistent with these Articles or with the Acts, the business of the SE shall be managed by the Directors who may do all such acts and things and exercise all the powers of the SE as are not by the Acts or by these Articles required to be done or exercised by the SE in general meeting. No alteration of the Memorandum of Association of the SE or of these Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by these Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

(b)	The only categories of transaction which require an express decision by the board of Directors are those which are reserved to the board of Directors under these Articles or the Acts.
103.	Power to delegate

Without prejudice to the generality of Article 102(a) but subject to Article 102(b), the Directors may delegate any of their powers to the Chief Executive Officer or any person holding any other executive office or to any committee consisting of one or more Directors together with such other persons (if any) as may be appointed to such committee by the Directors provided that a majority of the members of each committee appointed by the Directors shall at all times consist of Directors and that no resolution of any such committee shall be effective unless a majority of the members of the committee present at the meeting at which it was passed are Directors. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the provisions of these Articles regulating the proceedings of Directors so far as they are capable of applying.

104.	Appointment of attorneys

The Directors, from time to time and at any time by power of attorney under seal, may appoint any company, firm or person or fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the SE for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit. Any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit and may authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

105.	Local management

Without prejudice to the generality of Article 103 but strictly subject to Article 3, the Directors may establish any committees, local boards or agencies for managing any of the affairs of the SE, either in the State or elsewhere, and may appoint any persons to be members of such committees, local boards or agencies and may fix their remuneration and may delegate to any committee, local board or agent any of the powers, authorities and discretions vested in the Directors with power to sub-delegate and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith with any such committee, local board or agency, without notice of any such removal, annulment or variation shall be affected thereby.

106.	Borrowing powers

The Directors may exercise all the powers of the SE to borrow or raise money and to mortgage or charge its undertaking, property, assets, and uncalled capital or any part thereof and subject to Part III of the 1983 Act to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the SE or of any third party, without any limitation as to amount.

107.	Execution of negotiable instruments

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the SE shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall determine from time to time by resolution.

108.	Participation in CHESS
(a)	The Directors may resolve to do anything that is necessary or desirable for the SE to participate in any computerised, electronic or other system for the facilitation of the transfer of CUFS or the operation of the SE’s registers that may be owned, operated or sponsored by ASX or a related body corporate of ASX.

(b)	While the SE remains a participant in any such system:
(i)	it must comply with the Listing Rules and the ASTC Settlement Rules relating to transfers, divestment of holdings, holding statements for new holdings and changed holdings and replacement certificates;

(ii)	it need not do anything that, as a participant, it is relieved of doing by the Acts or law or would otherwise be required to do by these Articles; and

(iii)	it must comply with ASTC Settlement Rule 5.21 with respect to any rights issue.
PART XIV — APPOINTMENT AND RETIREMENT OF DIRECTORS
109.	Retirement
(a)	At each annual general meeting of the SE one-third of the Directors who are subject to retirement by rotation, or if their number is not three or a multiple of three then the number nearest to one-third, shall retire from office, but if there is only one Director who is subject to retirement by rotation then he shall retire provided that each Director (other than the Chief Executive Officer) shall present himself for re-election at least once every three years.

(b)	At each of the first three annual general meetings following the SE’s registration in Ireland, the Directors (including any Directors holding executive office pursuant to these Articles but excluding the Chief Executive Officer) to retire by rotation shall be those who have agreed to put themselves forward for retirement provided that where the number of such Directors is less than one-third, the Chairman shall nominate the Directors who are to retire.

(c)	At the fourth and at each subsequent annual general meeting following the SE’s registration in Ireland the Directors (including any Directors holding executive office pursuant to these Articles but excluding the Chief Executive Officer) to retire by rotation shall be those who have been longest in office since their last appointment or reappointment but as between persons who became or were last reappointed Directors on the same day those to retire shall be determined (unless they otherwise agree among themselves) by lot.

(d)	At the sixth annual general meeting following the appointment or reappointment of the Chief Executive Officer as a Director, he shall retire and present himself for reelection as a Director at least once every six years.

(e)	Subject to Article 110, a Director who retires at an annual general meeting may be reappointed, if willing to act. If he is not reappointed (or deemed to be reappointed pursuant to these Articles) he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.
110.	Deemed reappointment

If the SE, at the meeting at which a Director retires by rotation, does not fill the vacancy then, subject to Article 111 the retiring Director, if willing to act, shall be deemed to have been re-appointed, unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the Director is put to the meeting and lost.

111.	Eligibility for appointment as a Director
(a)	Except for:
(i)	a Director who is eligible for election or re-election under Articles 109, 110 or 112(b) (as applicable); or

(ii)	a person who is recommended for election by the board of Directors at any general meeting of the SE and provided that the Directors deliver to the registered office of the SE a notice which complies with paragraph (b)(i) of this Article as if reference therein to “member” was a reference to “the board of Directors”, a person is not eligible for election as a Director at a general meeting of the SE unless a consent to nomination signed by the person has been lodged at the registered office of the SE accompanied by a notice which:

(iii)	in the case of annual general meetings, is delivered by a member of the SE not less than thirty (30) Business Days before the date of the annual general meeting and nor more than the earlier of (A) sixty (60) Business Days prior to the anniversary date of the immediately preceding annual general meeting of the SE; and (B) thirty (30) Business Days prior to the date on which the annual general meeting is due to be held; and

(iv)	in the case of all general meetings other than annual general meetings, is delivered by one or members of the SE who alone or together hold at least 10% of the SE’s issued share capital not less than thirty (30) Business Days before the date of the extraordinary general meeting which is convened in accordance with Article 53.
(b)	Where Article 111(a)(iii) or Article 111(a)(iv) applies, nominations by a member or members of persons for election as Directors must include the following information:
(i)	as to each person whom a member proposes to nominate for election as a Director:
(A)	the name, date of birth and residential address of such person;

(B)	the principal occupation or employment of such person;

(C)	the number, class and distinguishing number (if any) of all shares of the SE which are held by that person (if any);

(D)	where another person (other than the person nominated for election) holds an interest in the same shares held by such person, full details of that interest in the shares of the SE including the nature and extent of that interest (but excluding any custodian or other nominee) and the circumstances giving rise to the beneficial holder’s interest in those shares (including, without limitation, whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or other transaction has been entered into by or on behalf of such person with respect to shares of the SE) and whether any other agreement, arrangement or understanding has been or is proposed to be entered into by the holder of such interest with respect to shares in the SE; and

(E)	any other information relating to the person that would be required, if such person were so appointed, to be included in the SE’s register of Directors; and
(ii)	as to the member giving notice:
(A)	if not the beneficial holder, the name and registered address of the beneficial holder(s) (excluding any custodian or other nominee) who requested (whether directly or through a custodian or other nominee) the member or members to propose a person for nomination under Article 111(a)(iii) or Article 111(a)(iv) (as applicable),

(B)	the number, class and distinguishing number (if any) of all shares of the SE which are represented by the ownership interest of the person referred to in Article 111(b)(ii)(A);

(C)	full details of the beneficial interest in the shares of the SE held by the holder(s) referred in Article 111(b)(ii)(A) including the nature and extent of that interest (but excluding any custodian or other nominee) and the circumstances giving rise to the beneficial holder’s interest in those shares (including, without limitation, whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or other transaction has been entered into by or on behalf of such member with respect to shares of the SE) and whether any other agreement, arrangement or understanding has been or is proposed to be entered into by the holder of such interest with respect to shares in the SE; and

(D)	a description of all agreements, arrangements, or understandings between such member (including the person referred to in Article 111(b)(ii)(A)) and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such member, and any material interest of such member and any such other person or persons in such nomination, including any anticipated benefit to the member and any such other person or persons therefrom.
(c)	No person shall be eligible for election as a Director of the SE unless nominated in accordance with the foregoing procedures. If the chairman of the general meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman may, in his discretion, declare to the general meeting that the nomination was defective and such defective nomination shall, if so declared, be disregarded.

(d)	The chairman may, notwithstanding the fact that such notice of nomination was not properly brought in accordance with the foregoing procedures, permit such person to be eligible for nomination as a Director at the general meeting at which persons may be elected as Directors.
112.	Appointment of additional Directors
(a)	Subject to Article 111, the SE by ordinary resolution may appoint a person to be a Director either to fill a vacancy or as an additional Director and any Director so appointed shall be subject to retire by rotation in accordance with Article 109(a).

(b)	The Directors may appoint a person who is willing to act to be a Director,

either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number determined by the Directors or fixed by or in accordance with these Articles as the maximum number of Directors. A Director so appointed shall hold office only until the next following annual general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting. If not re-appointed at such annual general meeting, such Director shall vacate office at the conclusion thereof.
PART XV — DISQUALIFICATION AND REMOVAL OF DIRECTORS
113.	Disqualification of Directors

The office of a Director shall be vacated ipso facto if:
(a)	he is restricted or disqualified from acting as a director of any company under the provisions of Part VII of the 1990 Act;

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	in the opinion of a majority of his co-Directors, he becomes incapable by reason of mental disorder of discharging his duties as a Director;

(d)	(not being a Director holding for a fixed term an executive office in his capacity as a Director) he resigns his office by notice to the SE;

(e)	he is convicted of an indictable offence, unless the Directors otherwise determine;

(f)	he shall have been absent for more than six consecutive months without permission of the Directors from meetings of the Directors held during that period and his alternate Director (if any) shall not have attended any such meeting in his place during such period, and the Directors pass a resolution that by reason of such absence he has vacated office; or

(g)	he is required in writing (whether in electronic form or otherwise) by all his co-Directors to resign.
114.	Removal of Directors
The SE, by ordinary resolution of which extended notice has been given in accordance with the provisions of the Acts, may remove any Director before the expiry of his period of office notwithstanding anything in these Articles or in any agreement between the SE and such Director and may, if thought fit, by ordinary resolution appoint another Director in his stead. The person appointed shall be subject to retirement at the same time as if he had become a Director on the date on which the Director in whose place he is appointed was last appointed a Director. Nothing in this Article shall be taken as depriving a person removed hereunder of compensation or damages payable to him in respect of the termination of his appointment as Director or of any appointment terminating with that Director.
PART XVI — DIRECTORS’ OFFICES AND INTERESTS

115.	Executive offices
(a)	The Directors may appoint one of their body to the office of Chief Executive Officer and one or more of their body to any other executive office under the SE (including, where considered appropriate, the office of Chairman or Deputy Chairman) on such terms and for such period as they may determine and, without prejudice to the terms of any contract entered into in any particular case, may revoke any such appointment at any time.

(b)	At all times subject to Article 99, a Director holding any such executive office shall receive such remuneration, whether in addition to or in substitution for his ordinary remuneration as a Director and whether by way of salary, commission, participation in profits or otherwise or partly in one way and partly in another, as the Directors may determine.

(c)	The appointment of any Director to the office of Chairman or Chief Executive Officer shall terminate automatically if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the SE.

(d)	The appointment of any Director to any other executive office shall not terminate automatically if he ceases to be a Director unless the contract or resolution under which he holds executive office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between him and the SE.

(e)	A Director may hold any other office or place of profit under the SE (except that of Auditor) in conjunction with his office of Director, and may act in a professional capacity to the SE, on such terms as to remuneration and otherwise as the Directors shall arrange.
116.	Directors’ interests
(a)	Subject to the provisions of the Acts and the Listing Rules, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:
(i)	may be a party to, or otherwise interested in, any transaction or arrangement with the SE or any subsidiary or associated company thereof or in which the SE or any subsidiary or associated company thereof is otherwise interested;

(ii)	may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the SE or in which the SE or any subsidiary or associated company thereof is otherwise interested; and

(iii)	shall not be accountable, by reason of his office, to the SE for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.
(b)	No Director or intending Director shall be disqualified by his office from contracting with the SE either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the other SE in which any Director shall be in any way interested be avoided nor shall any Director so contracting or being so interested be liable to account to the SE for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established. The nature of a Director’s interest must be declared by him at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, or if the Director was not at the date of that meeting interested in the proposed contract or arrangement at the next meeting of the Directors held after he became so interested, and in a case where the Director becomes interested in a contract or arrangement after it is made at the first meeting of the Directors held after he becomes so interested.

(c)	A copy of every declaration made and notice given under this Article shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, Auditor or member of the SE at the Registered Office and shall be produced at every general meeting of the SE and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

(d)	For the purposes of this Article:
(i)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(ii)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.
(e)	Directors shall be under a duty, even after they have ceased to hold office, not to divulge any information which that have concerning the SE, the disclosure of which might be prejudicial to the SE’s interests, except where such disclosure is required or permitted under the national law provisions applicable to public limited liability companies or is in the public interest.
117.	Restriction on Directors’ voting
(a)	Save as otherwise provided by these Articles, a Director shall not vote at a meeting of the Directors or a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest which is material or a duty which conflicts or may conflict with the interests of the SE. A Director shall not be counted in the quorum present at a meeting in relation to any such resolution on which he is not entitled to vote.

(b)	A Director shall be entitled (in the absence of some other material interest than is indicated below) to vote (and be counted in the quorum) in respect of any resolutions concerning any of the following matters, namely:
(i)	the giving of any security, guarantee or indemnity to him in respect of money lent by him to the SE or any of its subsidiary or associated companies or obligations incurred by him or by any other person at the request of or for the benefit of the SE or any of its subsidiary or associated companies;

(ii)	the giving of any security, guarantee or indemnity to a third party in respect of a debt or obligation of the SE or any of its subsidiary or associated companies for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(iii)	any proposal concerning any offer of shares or debentures or other securities of or by the SE or any of its subsidiary or associated companies for subscription, purchase or exchange in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof;

(iv)	any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the Holder of or beneficially interested in 1% or more of the issued shares of any class of such company or of the voting rights available to members of such company (or of a third company through which his interest is derived) (any such interest being deemed for the purposes of this Article to be a material interest in all circumstances);

(v)	any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval for taxation purposes by the appropriate Revenue authorities;

(vi)	any proposal concerning the adoption, modification or operation of any scheme for enabling employees (including full time executive Directors) of the SE and/or any subsidiary thereof to acquire shares in the SE or any arrangement for the benefit of employees of the SE or any of its subsidiaries under which the Director benefits or may benefit; or

(vii)	any proposal concerning the giving of any indemnity pursuant to Article 157(a) or the discharge of the cost of any insurance cover purchased or maintained pursuant to Article 157(b).

(c)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the SE or any company in which the SE is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned (if not debarred from voting under sub-paragraph (b) (iv) of this Article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

(d)	If a question arises at a meeting of Directors or of a committee of Directors as to the materiality of a Director’s interest or as to the right of any Director to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question may be referred, before the conclusion of the meeting, to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive. In relation to the Chairman, such question may be resolved by a resolution of a majority of the Directors (other than the Chairman) present at the meeting at which the question first arises.

(e)	For the purposes of this Article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointor shall be treated as an interest of the alternate Director.

(f)	The SE by ordinary resolution may suspend or relax the provisions of this Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article, provided this is not inconsistent with the Listing Rules.
118.	Entitlement to grant pensions
(a)	The Directors may provide benefits, whether by way of pensions, gratuities or otherwise, for any Director, former Director or other officer or former officer of the SE or to any person who holds or has held any employment with the SE or with any body corporate which is or has been a subsidiary or associated company of the SE or a predecessor in business of the SE or of any such subsidiary or associated company and to any member of his family or any person who is or was dependent on him and may set up, establish, support, alter, maintain and continue any scheme for providing all or any such benefits and for such purposes any Director accordingly may be, become or remain a member of, or rejoin, any scheme and receive or retain for his own benefit all benefits to which he may be or become entitled thereunder. The Directors may pay out of the funds of the SE any premiums, contributions or sums payable by the SE under the provisions of any such scheme in respect of any of the persons or class of persons above referred to who are or may be or become members thereof.

(b)	Subject to the provisions of Article 157(b), the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time, directors, officers, or employees of the SE, or of any other company which is its holding company or in which the SE or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the SE, or of any subsidiary undertaking of the SE or any such other company, or who are or were at any time trustees of any pension fund in which employees of the SE, or any other company or such subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the SE or any such other company, subsidiary undertaking or pension fund.
PART XVII — PROCEEDINGS OF DIRECTORS
119.	Convening and regulation of Directors’ meetings
(a)	The Directors shall meet at least once every three month period to discuss the progress and foreseeable development of the SE’s business and to the requirements of these Articles.

(b)	Subject to Article 119(a), the Directors may regulate their proceedings as they think fit. The Chairman or any three Directors may call a meeting of the Directors. Any Director may waive notice of any meeting and any such waiver may be retrospective.

(c)	Notice of a meeting of the Directors or any other notice required to be given to, or by, a Director shall be deemed to be duly given to a Director if it is given to him personally or by word of mouth or sent in writing by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors to him at his last known address or any other address given by him to the SE for this purpose.
120.	Quorum for Directors’ meetings
(a)	The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be three Directors.

(b)	A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum but notwithstanding that such person may act as alternate Director for more than one Director he shall not count as more than one for the purposes of determining whether a quorum is present.

(c)	The continuing Directors or a sole Director may act notwithstanding any vacancies in their number but if the number of Directors is less than the number fixed as the quorum, they may act only for the purpose of filling vacancies or of calling a general meeting.
121.	Voting at Directors’ meetings
(a)	Questions arising at any meeting of Directors shall be decided by a majority of votes. Where there is an equality of votes, the chairman of the meeting shall have a second or casting vote.

(b)	Subject as hereinafter provided, each Director present and voting shall have one vote and in addition to his own vote shall be entitled to one vote in respect of each other Director not present at the meeting who shall have authorised him in respect of such meeting to vote for such other Director in his absence. Any such authority may relate generally to all meetings of the Directors or to any specified meeting or meetings and must be in writing and may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed, facsimile, electronic signature or advanced electronic signature of the Director giving such authority. The authority must be delivered to the Secretary for filing prior to or must be produced at the first meeting at which a vote is to be cast pursuant thereto provided that no Director shall be entitled to any vote at a meeting on behalf of another Director pursuant to this paragraph if the other Director shall have appointed an alternate Director and that alternate Director is present at the meeting at which the Director proposes to vote pursuant to this paragraph.
122.	Telecommunication meetings

Any Director or alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other speak and such participation in a meeting shall constitute presence in person at the meeting.

123.	Chairman and Deputy Chairman of the board of Directors

Subject to any appointment to the office of Chairman made pursuant to these Articles, the Directors shall elect a Chairman and a Deputy Chairman from amongst their number and determine the period for which he is to hold office, but if at any meeting the Chairman is unwilling to act or is not present within fifteen minutes after the time appointed for holding such meeting and the Deputy Chairman is unwilling to act or is not present within that time, the Directors present may choose one of their number to be chairman of such meeting.

124.	Validity of acts of Directors

All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified from holding office or had vacated office, shall be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

125.	Directors’ resolutions or other documents in writing

A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to vote on the resolution shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents. A resolution or other documents signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.
PART XVIII — THE SECRETARY
126.	Appointment of secretary

The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit and any Secretary so appointed may be removed by them. Anything required or authorised by the Acts or these Articles to be done by the Secretary may be done, if the office is vacant or there is for any other reason no Secretary readily available and capable of acting, by or to any assistant or acting secretary readily available and capable of acting, by or to any officer of the SE authorised generally or specially in that behalf by the Directors: Provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as a Director and as, or in the place of, the Secretary.
PART XIX — THE SEAL
127.	Use of Seal

The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors or of such other person or persons as are authorised by the board of directors or a committee of the board of directors.

128.	Seal for use abroad

The SE may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

129.	Signature of sealed instruments
(a)	Every instrument to which the Seal shall be affixed shall be signed by a Director or some person authorised by the SE for that purpose and shall also be signed by the Secretary or by a second Director or by some other person authorised by the SE for that purpose save that as regards any certificates for shares or debentures or other securities of the SE the Directors may determine by resolution that such signatures or either of them shall be dispensed with, or be printed thereon or affixed thereto by some method or system of mechanical signature provided that in any such case the certificate to be sealed shall have been approved for sealing by the Secretary or by the registrar of the SE or by the Auditors or by some other person appointed by the Directors for this purpose in writing (and, for the avoidance of doubt, it shall be sufficient for approval to be given and/or evidenced either in such manner (if any) as may be approved by or on behalf of the Directors or by having certificates initialled before sealing or by having certificates presented for sealing accompanied by a list thereof which has been initialled).

(b)	For the purposes of this Article 129, any instrument in electronic form to which the seal is required to be affixed, shall be sealed by means of an advanced electronic signature based on a qualified certificate of a Director and the Secretary or of a second Director or by some other person appointed by the Directors for the purpose.
PART XX — DIVIDENDS AND RESERVES
130.	Declaration of dividends

Subject to the provisions of the Acts, the SE by ordinary resolution may declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors.

131.	Interim and fixed dividends

Subject to the provisions of the Acts, the Directors may declare and pay interim dividends if it appears to them that they are justified by the profits of the SE available for distribution. If the share capital is divided into different classes, the Directors may declare and pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but subject always to any restrictions for the time being in force (whether under these Articles, under the terms of issue of any shares or under any agreement to which the SE is a party, or otherwise) relating to the application, or the priority of application, of the SE’s profits available for distribution or to the declaration or as the case may be the payment of dividends by the SE. Subject as aforesaid, the Directors may also pay at intervals settled by them any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. Provided the Directors act in good faith they shall not incur any liability to the Holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

132.	Payment of dividends
(a)	Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly. For the purposes of this Article, no amount paid on a share in advance of calls shall be treated as paid on a share.

(b)	If several persons are registered as joint Holders of any share, any one of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

(c)	Cash distributions shall be declared in United States dollars, unless the board of Directors determines otherwise and may be paid in such currency or currencies as the board of Directors determines using the rate of exchange prevailing on a date fixed by the board of Directors. The Directors may determine that dividends be paid in more than one currency, depending on the residency of the Holders.
133.	Deductions from dividends

The Directors may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the SE in respect of that share.

134.	Dividends in specie

A general meeting declaring a dividend may direct, upon the recommendation of the Directors, that it shall be satisfied wholly or partly by the distribution of assets (and, in particular, of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways) and the Directors shall give effect to such resolution. Where any difficulty arises in regard to the distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof in order to adjust the rights of all the parties and may determine that cash payments shall be made to any members upon the footing of the value so fixed.

135.	Dividend payment mechanism
(a)	Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of the joint Holder whose name stands first in the Register in respect of the share or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the SE. Any joint Holder or other person jointly entitled to a share may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than United States dollars, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the SE’s account in respect of the relevant amount shall be evidence of good discharge of the SE’s obligations in respect of any payment made by any such methods.

(b)	In respect of shares in uncertificated form, where the SE is authorized to do so by or on behalf of the holder or joint holders in such manner as the SE shall from time to time consider sufficient, the SE may also pay any such dividend, interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Every such payment made by means of the relevant system shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the SE or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders.
136.	Dividends not to bear interest

No dividend or other moneys payable in respect of a share shall bear interest against the SE unless otherwise provided by the rights attached to the share.

137.	Payment to Holders on a particular date

Any resolution declaring a dividend on shares of any class, whether a resolution of the SE in general meeting or a resolution of the Directors, may specify that the same may be payable to the persons registered as the Holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se of transferors and transferees of any such shares in respect of such dividend. The provisions of this Article shall apply, mutatis mutandis, to capitalisations to be effected in pursuance of these Articles. Any dividend, interest or other sum payable which remains unclaimed for one year after having been declared may be invested or otherwise made use of by the Directors for the benefit of the SE until claimed.

138.	Unclaimed dividends

If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the SE. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the SE a trustee in respect thereof.

139.	Reserves

Before recommending any dividend, whether preferential or otherwise, the Directors may carry to reserve out of the profits of the SE such sums as they think proper. All sums standing to reserve may be applied from time to time in the discretion of the Directors for any purpose to which the profits of the SE may be properly applied and at the like discretion may be either employed in the business of the SE or invested in such investments as the Directors may lawfully determine. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided as they may lawfully determine. Any sum which the Directors may carry to reserve out of the unrealised profits of the SE shall not be mixed with any reserve to which profits available for distribution have been carried. The Directors may also carry forward, without placing the same to reserve, any profits which they may think it prudent not to divide.
PART XXI — ACCOUNTS
140.	Accounts
(a)	The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:
(i)	correctly record and explain the transactions of the SE;

(ii)	will at any time enable the financial position of the SE to be determined with reasonable accuracy;

(iii)	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the SE complies with the requirements of the Acts; and

(iv)	will enable the accounts of the SE to be readily and properly audited.
Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the SE’s affairs and to explain its transactions.

The SE may send by post, electronic mail or any other means of electronic communication a summary financial statement to its shareholders or persons nominated by any member. The SE may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.

(b)	The books of account shall be kept at the registered office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

(c)	The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the SE or any of them shall be open to the inspection of members, not being Directors. No member (not being a Director) shall have any right of inspecting any account or book or document of the SE except as conferred by the Acts or authorised by the Directors or by the SE in general meeting.

(d)	In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the SE from time to time such profit and loss accounts, balance sheets, Group accounts and reports as are required by the Acts to be prepared and laid before such meeting.

(e)	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the SE together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of electronic communication, not less than twenty-one Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the SE by the recipient for such purposes and the required number of copies of these documents shall be forwarded at the same time to the appropriate section of the ASX.

(f)	Auditors shall be appointed and their duties regulated in accordance with the Acts.
PART XXII — CAPITALISATION OF PROFITS OR RESERVES
141.	Capitalisation of distributable profits and reserves
(a)	Without prejudice to any powers conferred on the Directors by these Articles, the SE in general meeting may resolve, upon the recommendation of the Directors, that any sum for the time being standing to the credit of any of the SE’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend and in the same proportions either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the SE of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account shall be applied shall be those permitted by the Acts.

(b)	The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to Section 20 of the 1983 Act, to allot the relevant shares, to offer to the Holders of shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional shares credited as fully paid. In any such case the following provisions shall apply:
(i)	The basis of allotment shall be determined by the Directors in their absolute discretion.

(ii)	The Directors shall give notice in writing (whether in electronic form or otherwise) to the Holders of shares of the right of election offered to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which, and the latest date and time by which, duly completed forms of election must be lodged in order to be effective. The Directors may also issue forms under which Holders may elect in advance to receive new shares instead of dividends in respect of future dividends not yet declared (and, therefore, in respect of which the basis of allotment shall not yet have been determined).

(iii)	The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable on shares in respect of which the right of election as aforesaid has been duly exercised (the “Subject Ordinary Shares”) and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the Holders of the Subject Ordinary Shares on the basis of allotment determined aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of any of the SE’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of the profit and loss account as the Directors may determine, a sum equal to the aggregate nominal amount of additional shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued shares for allotment and distribution to and amongst the holders of the Subject Ordinary Shares on such basis.
(c)	The additional shares so allotted shall rank pari passu in all respects with the fully paid shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(d)	The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the SE rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the Holders interested into an agreement with the SE providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(e)	The Directors may on any occasion determine that rights of election shall not be offered to any Holders of shares who are citizens or residents of any state or territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.
142.	Capitalisation of non-distributable profits and reserves

Without prejudice to any powers conferred on the Directors, the SE in general meeting may resolve, on the recommendation of the Directors, that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the SE’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the SE who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions) and the Directors shall give effect to such resolution.

143.	Implementation of capitalisation issues

Whenever such a resolution is passed in pursuant to Articles 141 or 142, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit in the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the SE or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the SE providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.
PART XXIII — NOTICES
144.	Notices in writing

Any notice to be given, served or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise) and the SE must comply with ASX Listing Rule 15.10, which requires that any document to be sent to an overseas Security Holder is sent by air or by fax, or in another way that ensures that it will be received quickly.

145.	Service of notices
(a)	A notice or document (including a share certificate) to be given, served or delivered in pursuance of these Articles may be given to, served on or delivered to any member by the SE:
(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv)	by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the SE by the member for such purpose (or if not so notified, then to the address of the member last known to the SE).
(b)	Where a notice or document is given, served or delivered pursuant to sub- paragraph (a) (i) or (ii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(c)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a) (iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(d)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

(e)	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the SE by the member for such purpose notwithstanding that the SE may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(f)	Notwithstanding anything contained in this Article the SE shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than the State.

(h)	Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the SE’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the SE has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the SE to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the SE to communicate with him/her in documented form PROVIDED HOWEVER that such revocation shall not take effect until five days after written notice of the revocation is received by the SE.
146.	Service on joint Holders

A notice may be given by the SE to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

147.	Service on transfer or transmission of shares
(a)	Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title provided that the provisions of this paragraph shall not apply to any notice served under Article 71 unless, under the provisions of Article 71(b), it is a notice which continues to have effect notwithstanding the registration of a transfer of the shares to which it relates.

(b)	Without prejudice to the provisions of these Articles allowing a meeting to be convened by a notice issued, a notice may be given by the SE to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
148.	Signature to notices

The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the SE may be written (in electronic form or otherwise) or printed.

149.	Deemed receipt of notices

A member present, either in person or by proxy, at any meeting of the SE or the Holders of any class of shares in the SE shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
PART XXIV — WINDING UP
150.	Distribution on winding up

If the SE shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this Article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

151.	Sale by a liquidator
(a)	In case of a sale by the liquidator under Section 260 of the Companies Act, 1963, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members direct of the proceeds of sale in proportion to their respective interests in the SE and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the SE, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said Section.

(b)	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.
152.	Distribution in specie

If the SE is wound up, the liquidator, with the sanction of a special resolution of the SE and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the SE (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.
PART XXV — MISCELLANEOUS
153.	Minutes of meetings

The Directors shall cause minutes to be made of the following matters, namely:
(a)	of all appointments of officers and committees made by the Directors and of their salary or remuneration;

(b)	of the names of Directors present at every meeting of the Directors and of the names of any Directors and of all other members thereof present at every meeting of any committee appointed by the Directors; and

(c)	of all resolutions and proceedings of all meetings of the SE and of the Holders of any class of shares in the SE and of the Directors and of committees appointed by the Directors.

Any such minute as aforesaid, if purporting to be signed by the chairman or deputy chairman (if any) of the meeting at which the proceedings were had, or by the chairman or deputy chairman (if any) of the next succeeding meeting, shall be prima facie evidence of the matter stated in such minute without any further proof.

154.	Inspection and secrecy

The Directors shall determine from time to time whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the SE or any of them shall be open to the inspection of members, not being Directors, and no member (not being a Director) shall have any right of inspecting any account or book or document of the SE except as conferred by the Acts and the Listing Rules or authorised by the Directors or by the SE in general meeting. No member shall be entitled to require discovery of or any information respecting any detail of the SE’s trading, or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process which may relate to the conduct of the business of the SE and which in the opinion of the Directors it would be inexpedient in the interests of the members of the SE to communicate to the public.

155.	Destruction of records

The SE shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof, all notifications of change of address howsoever received at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation. It shall be presumed conclusively in favour of the SE that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the SE. Provided always that:
(a)	the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the SE any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the SE in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

156.	Untraced shareholders
(a)	The SE shall be entitled to sell at the best price reasonably obtainable any share of a Holder or any share to which a person is entitled by transmission if and provided that:
(i)	for a period of twelve years no cheque or warrant sent by the SE through the post in a pre-paid letter addressed to the Holder or to the person entitled by transmission to the share at his address on the Register or the other last known address given by the Holder or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the SE from the Holder or the person entitled by transmission (provided that during such twelve year period at least three dividends shall have become payable in respect of such share);

(ii)	at the expiration of the said period of twelve years by advertisement in a national daily newspaper published in the State (and a national daily newspaper published in the United States of America and Australia and in a newspaper circulating in the area in which the address referred to in sub-paragraph (a)(i) of this Article is located) the SE has given notice of its intention to sell such share;

(iii)	during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale the SE has not received any communication from the Holder or person entitled by transmission; and

(iv)	the SE has first given notice in writing to the NYSE and ASX, respectively of its intention to sell such shares.
(b)	To give effect to any such sale the SE may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the Holder or the person entitled by the transmission to such share. The transferee shall be entered in the Register as the Holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

(c)	The SE shall account to the Holder or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect thereof to a separate account which shall be a permanent debt of the SE and the SE shall be deemed to be a debtor and not a trustee in respect thereof for such Holder or other person. Moneys carried to such separate account may be either employed in the business of the SE or invested in such investments as the Directors may think fit, from time to time.
157.	Indemnity and Insurance
(a)	Subject to section 200 of the 1963 Act every director and secretary (whether past or present) of the SE shall be indemnified by the SE against, and it shall be the duty of the directors out of the funds of the SE to pay, all costs, losses and expenses which any such director or secretary may incur or become liable to by reason of any contract entered into or any act or thing done by him as such director or secretary or in any way in the discharge of his duties. And no director or secretary shall be liable for the acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the SE through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the SE, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the SE shall be vested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act by any person with whom any moneys securities or effects shall be deposited, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same happen through his own wilful act or default.

(b)	The Directors shall have power to purchase and maintain for or for the benefit of any persons (including themselves) who are or were at any time directors, or other officers of the SE, insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the SE and the Directors shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning the purchase of such insurance.

(c)	Article 157(a) is without prejudice to any agreements entered into by the SE prior to its registration as an Irish SE which were lawful and permitted by the laws of the Member State where it was registered at the time of entering into such agreements.

(d)	Every employee and such other person as may be deemed by the Directors of the SE to be an agent of the SE shall be indemnified by the SE as if such person was a director of the SE and therefore subject to the limitations of section 200 of the 1963 Act.

Companies Acts 1963 to 2006
A SOCIETAS EUROPAEA
MEMORANDUM and ARTICLES OF ASSOCIATION
of
JAMES HARDIE INDUSTRIES SE

Registered as an Irish SE on ● day of ● 2009

Arthur Cox
Arthur Cox Building
Earlsfort Terrace
Dublin 2